UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Exchange Act of 1934

Date of Report (Date of earliest event reported) May 27, 2004

SIMMONS FIRST NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Arkansas (State or other jurisdiction of incorporation or organization)	0-6253 (Commission file number)	71-0407808 (I.R.S. employer identification No.)
501 Main Street, Pine Bluff, Arkansas (Address of principal executive offices)	71601 (Zip Code)
(870) 541-1000 (Registrant’s telephone number, including area code)

ITEM 9.       REGULATION FD DISCLOSURE

                      The following is the text of a press release issued by the registrant at 8:15 A. M. Central Standard Time on May 27, 2004.

SIMMONS FIRST NATIONAL CORPORATION DECLARES $0.14 PER SHARE DIVIDEND

        Pine Bluff, AR — Simmons First National Corporation’s (NASDAQ NM: SFNC) Board of Directors declared a regular $0.14 per share quarterly cash dividend payable July 1, 2004, to shareholders of record June 15, 2004. This dividend represents a $0.01 per share, or 7.69% increase over the dividend paid for the same period in 2003.

        Simmons First National Corporation is a financial holding company with eight community banks in Pine Bluff, Lake Village, Jonesboro, Rogers, Searcy, Russellville, El Dorado, and Hot Springs, Arkansas. Upon completion of a recently announced branch acquisition scheduled for June 2004, the Company’s eight banks will conduct financial operations from 79 offices, of which 77 are financial centers, in 45 communities.

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FOR MORE INFORMATION CONTACT:

Lawrence Fikes
Vice President, Marketing
Simmons First National Bank
870-541-1438
Ticker symbol: SFNC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2004	SIMMONS FIRST NATIONAL CORPORATION /s/ Robert A. Fehlman ———————————————————— Robert A. Fehlman, Senior Vice President and Chief Financial Officer